UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2011

TELKONET, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31972	87-0627421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Innovation Drive, Suite 300 Milwaukee, Wisconsin	53226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  223-0473

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into Material Definitive Agreements.

On March 4, 2011, Telkonet, Inc. (“Telkonet”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Dynamic Ratings, Inc. (“Dynamic Ratings”), pursuant to which Telkonet sold its Series 5 Power Line Carrier product line and related business assets to Dynamic Ratings.  The purchase price under the Asset Purchase Agreement was $1,000,000 in cash.  Telkonet also received a $700,000 loan from Dynamic Ratings in connection with the sale pursuant to a Promissory Note, dated as of March 4, 2011 (the “Promissory Note”).

Concurrently with the entry into the Asset Purchase Agreement, Telkonet and Dynamic Ratings entered into a Distributorship Agreement (the “Distributorship Agreement”) and a Consulting Agreement (the “Consulting Agreement”).  Under the Distributorship Agreement, Telkonet was designated as a distributor of the Series 5 product to the non-utility sector and will receive preferred pricing for purchases of Series 5 product.  Under the Consulting Agreement, Telkonet agreed to provide Dynamic Ratings with ongoing transition assistance and consulting services for the Series 5 product.  The Distributorship Agreement and the Consulting Agreement have initial terms that expire on March 31, 2014 and March 31, 2013, respectively.  Proceeds payable to Telkonet under the Distributorship Agreement and the Consulting Agreement will be applied to pay the balance of the Promissory Note.

Telkonet used the proceeds received under the Asset Purchase Agreement to retire substantially all of its obligations under its $1.6 million convertible debenture due May 29, 2011 and to cancel related warrants covering 11.7 million shares of Telkonent common stock.  In exchange for the early retirement of debt and cancellation of warrants, Telkonet provided the lender with an unsecured one-year promissory note for $50,000.

The foregoing descriptions of the Asset Purchase Agreement, the Distributorship Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement, the Distributorship Agreement and the Consulting Agreement, which are filed herewith as Exhibit 2.1, Exhibit 10.1 and 10.2, respectively, and are incorporated into this Form 8-K by reference.

Item 2.01.

Completion or Acquisition of Disposition of Assets.

Please refer to the disclosure set forth under Item 1.01 above, which is incorporated herein by reference, for a description of the assets sold and their purchase price under the Asset Purchase Agreement.

Item 2.03.

Creation of a Direct Financial Obligation.

As described above under Item 1.01, on March 4, 2011, Telkonet and Dynamic Ratings entered into the Promissory Note, pursuant to which Telkonet borrowed $700,000 on an unsecured basis from Dynamic Ratings in connection with the Asset Purchase Agreement.  The Promissory Note has a maturity date of March 4, 2014 and bears interest on the unpaid balance at 6% per year, with a rate of 12% per year on payments not paid when due.  Payments are due under the Promissory Note on June 30, 2012 and June 30, 2013 and are calculated based on compensation due to Telkonet under the Distributorship and Consulting Agreements.  Payments under the Promissory Note may be accelerated upon events of default, which include Telkonet defaulting under the Distributorship Agreement.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Promissory Note, which is filed herewith as Exhibit 4.1 and is incorporated into this Form 8-K by reference.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement by and between Telkonet, Inc. and Dynamic Ratings, Inc., dated as of March 4, 2011

4.1	Promissory Note dated March 4, 2011, issued by Telkonet, Inc. to Dynamic Ratings, Inc.

10.1	Distributorship Agreement by and between Telkonet, Inc. and Dynamic Ratings, Inc., dated as of March 4, 2011

10.2	Consulting Agreement by and between Telkonet, Inc. and Dynamic Ratings, Inc., dated as of March 4, 2011

99.1	Press Release issued on March 8, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2011	TELKONET, INC.

By: /s/ Jason Tienor
Jason Tienor
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement by and between Telkonet, Inc. and Dynamic Ratings, Inc., dated as of March 4, 2011

4.1	Promissory Note dated March 4, 2011, issued by Telkonet, Inc. to Dynamic Ratings, Inc.

10.1	Distributorship Agreement by and between Telkonet, Inc. and Dynamic Ratings, Inc., dated as of March 4, 2011

10.2	Consulting Agreement by and between Telkonet, Inc. and Dynamic Ratings, Inc., dated as of March 4, 2011

99.1	Press Release issued on March 8, 2011